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                                                                EXHIBIT 99.1
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                               ____________ 1997




First London Securities Corporation
As Representative of the Several Underwriters
2600 State Street
Dallas, Texas  75204

Dear Sirs:

         The undersigned understands that First London Securities Corporation, as representative (the "Representative") of the several underwriters (the "Underwriters"), proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Aviation Group, Inc. (the "Company") providing for the purchase by the Underwriters of shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock") and Redeemable Common Stock Purchase Warrants (the "Warrants"), and that the Underwriters propose to offer the Shares and Warrants to the public (the "Offering").
Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended) shall be referred to herein as the "Subject Securities".

         In consideration of the execution of the Underwriting Agreement by the Underwriters and the Offering, and for other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby irrevocably agrees that:

                 (i) Without the prior written consent of the Representative, the undersigned will not offer, pledge, sell, contract to sell, grant any option for the sale of, make a short sale or otherwise dispose of or engage in any hedging or other transaction that is designed or reasonably expected to lead to a disposition of any Subject Securities, or otherwise dispose of (or publicly announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any Subject Securities, during the period from the date of this letter until the 180th day after the date of the final Prospectus (as defined in the Underwriting Agreement) with regard to all Subject Securities and during the period from the date of this letter until the 365th day after the date of the final Prospectus with regard to 50% of the Subject Securities.
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First London Securities Corporation
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                 (ii)     In addition to the foregoing, the undersigned will
         not offer, pledge, sell, contract to sell, grant any option for the sale of, make a short sale or otherwise dispose of or engage in any hedging or other transaction that is designed or reasonably expected to lead to a disposition of any securities convertible into, or exercisable or exchangeable for, the Subject Securities from the date of this letter until the 365th day after the date of the final Prospectus unless, prior to any such disposition, the undersigned delivers to the Representative an identical copy of this letter, executed by the prospective acquiror of such securities.

         The undersigned further understands that the Company will take such steps as may be reasonably necessary to enforce the foregoing provisions and restrict the sale or transfer of such Securities as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and the undersigned hereby agrees to and authorizes any actions and acknowledges that the Company and you are relying upon this Agreement in taking any such actions.

         If for any reason the Offering shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

         If the foregoing conforms to your understanding of our agreement, please so indicate by signing a copy of this Agreement, whereupon it shall become a binding agreement between and among us.

                                        Very truly yours,



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